NEWS RELEASE

DATE:  July 7, 2010

Oilsands Quest Provides Bitumen Resource Estimate Update

Calgary, Alberta -- Oilsands Quest Inc. (NYSE Amex: BQI) ("Oilsands Quest", “OQI” or "the Company") today released independent resource estimates for its Wallace Creek, Axe Lake, Raven Ridge and Eagles Nest properties. The estimates were prepared by McDaniel & Associates Consultants Ltd. (“McDaniel”), at the request of Oilsands Quest with an effective date of April 30, 2010.

The independent resource estimates include the results of our recently completed drilling program at Wallace Creek. The resource estimates for the Axe Lake, Raven Ridge and Eagles Nest properties were also updated, but have not changed significantly from the previous evaluation.

"The results of the drilling program at Wallace Creek are encouraging and imply an area with high prospectivity," said Sue MacKenzie, Chief Operating Officer at Oilsands Quest. "We look forward to drilling and delineating more resources in the remainder of Wallace Creek."

In determining the resource estimates, McDaniel has assumed the use of Steam Assisted Gravity Drainage (“SAGD”) as the recovery process. Oilsands Quest is continuing to advance reservoir testing programs and anticipates that successful reservoir testing will result in a portion of the resources currently classified as sub-economic contingent and unrecoverable being reclassified as economic contingent resources. At this time, only a portion of the contingent resources assigned by McDaniel have been sub-classified as economic. Definitions of the resource categories used for the estimates and other technical terms are set out at the end of this news release.

Wallace Creek
The following is the initial evaluation by McDaniel of OQI’s Wallace Creek prospect. It is based upon a nine core hole drilling program at Wallace Creek conducted in early 2010 and boosts the resource estimates across all categories. Of the nine core holes drilled, five encountered significant bitumen intercepts with two holes encountering over 20 meters of oil sands. The initial drilling results at Wallace Creek indicate that there are areas with preservation of McMurray mud stones directly on top of the oil sands zone, similar to neighbouring properties to the west, and areas where the glacial till lies directly on top of the oil sands zone, similar to that at Axe Lake.

Table 1
Wallace Creek Bitumen Resource Estimates
Millions of Barrels	Low	Best	High
Discovered Resources(2)	248	302	343
Contingent Resources(1)(3)	57	98	143

Undiscovered Resources(2)	622	1,052	1,822
Prospective Resources(2)	71	294	843

Axe Lake
OQI has drilled 320 exploration core holes and 45 development and monitoring wells at Axe Lake. The following McDaniel resource estimate remains relatively unchanged from the previous evaluation for the Axe Lake project. In late 2009, OQI drilled 16 overburden core holes across the Axe Lake reservoirs to improve the understanding of the overburden characteristics and to test the potential of the overburden to act as a cap rock to contain steam within the reservoir. Based on the encouraging results from the cap rock testing, OQI is developing plans for a SAGD test at Test Site 1. As stated earlier, in compiling these resource estimates McDaniel has assumed the use of SAGD as the recovery process. The SAGD test results will be provided to McDaniel to update their reservoir data and evaluation.

Table 2
Axe Lake Bitumen Resource Estimates
Millions of Barrels	Low	Best	High
Discovered Resources(2)	1,398	1,865	2,331
Contingent Resources(1)(3)	n/a	152	474

Raven Ridge
The following McDaniel resource estimate remains unchanged from the previous evaluation for Raven Ridge, where OQI has drilled 48 exploration core holes. There has not been any further exploration drilling done at Raven Ridge since the previous evaluation.

Table 3
Raven Ridge Bitumen Resource Estimates
Millions of Barrels	Low	Best	High
Discovered Resources(2)	760	1,013	1,267
Contingent Resources(1)(3)	n/a	n/a	320

Undiscovered Resources(2)	245	673	1,755
Prospective Resources(2)	10	136	565

Eagles Nest
The following McDaniel resource estimate remains unchanged from the previous evaluation for Eagles Nest. McDaniel has used existing legacy drill data at Eagles Nest as well as interpolated data from adjacent geology in accordance with Canadian reporting standards to estimate discovered, undiscovered and prospective resources.

Table 4
Eagles Nest Bitumen Resource Estimates
Millions of Barrels	Low	Best	High
Discovered Resources(2)	221	367	612

Undiscovered Resources(2)	926	1,573	2,682
Prospective Resources(2)	18	178	717

Table 5
Summary of Bitumen Resource Estimates
Axe Lake, Raven Ridge, Wallace Creek & Eagles Nest(4)
Millions of Barrels	Low	Best	High
Discovered Resources(2)	2,627	3,547	4,553
Contingent Resources(1)(3)	57	250	937

Undiscovered Resources(2)	1,793	3,298	6,259
Prospective Resources(2)	99	608	2,125

(1)	Excludes estimates of sub-economic contingent resources reported by McDaniel.
(2)
The discovered resource and undiscovered resource numbers are not estimates of the recoverable volume of bitumen. A portion of the discovered resources tabulated herein have been further categorized as contingent resources in the McDaniel evaluation. In addition, a portion of the undiscovered resources tabulated herein have been further categorized as prospective resources in the McDaniel evaluation. The portion of the discovered resources and undiscovered resources that have not been classified respectively as contingent resources or prospective resources would be categorized under COGEH as unrecoverable at this time, pending further testing and recovery process development. There is no certainty that it will be commercially viable to produce any portion of the discovered resources. There is no certainty that any portion of the undiscovered resources will be discovered and, if discovered, there is no certainty that it will be commercially viable to produce any portion of the resources.

(3)
The low estimate contingent resources for Axe Lake and Raven Ridge and a portion of the low estimate contingent resources at Wallace Creek have been sub-classified as sub-economic under McDaniel's current price forecast and cost assumptions. There is no certainty that it will be commercially viable to produce any portion of the contingent resources. The recoverable volumes estimated by McDaniel have been classified as contingent resources as opposed to reserves because not all of the conditions for commerciality have been met including corporate and regulatory approvals for development. The estimates of contingent resources have been prepared assuming the use of SAGD as the recovery process.

(4)
The table sets out OQI’s discovered resource estimates for Axe Lake, Raven Ridge, Wallace Creek and Eagles Nest; economic contingent resource estimates for Axe Lake, Raven Ridge and Wallace Creek; undiscovered resource estimates for Raven Ridge, Wallace Creek and Eagles Nest; and prospective resource estimates for Raven Ridge, Wallace Creek and Eagles Nest.

The estimates in the above tables reflect Oilsands Quest's 100% interest in the Axe Lake, Raven Ridge, Wallace Creek and Eagles Nest areas and represent only those resources that have been independently evaluated.

The tables set out OQI’s resource estimates for Axe Lake, Raven Ridge, Wallace Creek and Eagles Nest as reported by McDaniel(1). The Axe Lake area is located within Townships 94 and 95, Ranges 24 and 25WM within the Province of Saskatchewan, approximately 115 kilometers northeast of the City of Fort McMurray. The Raven Ridge area is located immediately to the west of the Axe Lake area, within Townships 93 and 94, Range 1W4M, within the Province of Alberta. The Wallace Creek area is located north of the Raven Ridge area and west of the Axe Lake area, within Township 96, Ranges 1 and 2 W4M in the Province of Alberta.  Eagles Nest is located in the Athabasca oil sands region in the Province of Alberta in Township 101, Range 13W4M.

Since mid-2008, the Company has released McDaniel's independent estimates of bitumen resource volumes, which are prepared in accordance with the standards set out in the Canadian Oil and Gas Evaluation Handbook ("COGEH") and National Instrument 51-101 ("NI 51-101").

Definitions of Technical Terms used in this release:

Resource Categories:
Discovered resources (equivalent to discovered petroleum initially-in-place) are defined within COGEH as that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production. The recoverable portion of discovered resources includes production, reserves, and contingent resources; the remainder is classified as unrecoverable. Discovered resources are the summation of all bitumen present, without qualitative or quantitative assessment to determine the exploitable portion of that resource.

Contingent resources are defined within COGEH as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political, and regulatory matters, or a lack of markets. It is also appropriate to classify as contingent resources the estimated discovered recoverable quantities associated with a project in the early evaluation stage. Contingent resources are further classified in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Economic Contingent Resources are defined within COGEH as those contingent resources that are currently economically recoverable.

Prospective Resources are defined within COGEH as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective Resources have both an associated chance of discovery and a chance of development. Prospective Resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity.

Discovered unrecoverable resources (equivalent to discovered unrecoverable petroleum initially-in-place) are defined within COGEH as that portion of discovered resources which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to the physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

Sub-Economic Contingent Resources are defined within COGEH as those contingent resources that are not currently economically recoverable.

Undiscovered Resources (equivalent to undiscovered petroleum initially-in-place) are defined within COGEH as that quantity of petroleum that is estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of Undiscovered Resources is referred to as Prospective Resources, the remainder as Unrecoverable.

Unrecoverable is defined within COGEH as that portion of discovered or undiscovered resources quantities which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to the physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

Uncertainty Categories:
A range of prospective, undiscovered, discovered and contingent resources estimates (low, best and high) was prepared to reflect a range of technical and economic uncertainties and was determined in accordance with COGEH.

Low Estimate is defined within COGEH as a conservative estimate of the quantity that will actually be recovered. It is likely that the actual remaining quantities recovered will exceed the low estimate. If probabilistic methods are used, there should be at least a 90 percent probability (P90) that the quantities actually recovered will equal or exceed the low estimate.

Best Estimate is defined within COGEH as the best estimate of the quantity that will actually be recovered. It is equally likely that the actual remaining quantities recovered will be greater or less than the best estimate. If probabilistic methods are used, there should be at least a 50 percent probability (P50) that the quantities actually recovered will equal or exceed the best estimate.

High Estimate is defined within COGEH as an optimistic estimate of the quantity that will actually be recovered. It is unlikely that the actual remaining quantities recovered will exceed the high estimate. If probabilistic methods are used, there should be at least a 10 percent probability (P10) that the quantities actually recovered will equal or exceed the high estimate.

Cautionary Statement about Forward-Looking Statements
This news release includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this news release that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Also, forward-looking statements are frequently indicated by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate", "potential", "prospective" and other similar words, or statements that certain events or conditions "may" "will" or "could" occur. Forward-looking statements such as the amount and nature of future capital, development and exploration expenditures, the timing of exploration and test program activities, business strategies and development of our business plan and exploration and testing programs, the resource estimates, and references to the Company's reservoir field testing and analysis program, and the timing of such program are based on the opinions and estimates of management and the Company’s independent evaluators at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory, financing and economic risks, and risks associated with the Company's ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest's control, and no assurance can be given that the programs will be completed on time, on budget or at all. In addition, there are numerous uncertainties inherent in estimating resources, including many factors beyond the Company's control.  In general, estimates of petroleum resources are based upon a number of factors and assumptions made as of the date on which the estimates were determined, such as geological, technological and engineering estimates which have inherent uncertainties, the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. The estimates contained herein with respect to petroleum resources that may be developed in the future have been based upon volumetric calculations and upon analogy to similar types of resources, rather than upon actual production history.  Estimates based on these methods generally are less reliable than those based on actual production history. Subsequent evaluation of the same resources based upon production history will result in variations, which may be material, in the estimated resources. For a description of the risks and uncertainties facing the Company and its business and affairs, readers should refer to the Company's Annual Report on Form 10-K for the year ended April 30, 2009, and subsequent quarterly reports on Form 10-Q available on http://www.sedar.com and http://www.sec.gov.

Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary Note to U.S. Investors—The United States Securities and Exchange Commission (the "SEC") permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.   The Company uses certain terms in this press release such as discovered and contingent resources, that the SEC guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the disclosure in our Form 10-K, available from us on request by emailing ir@oilsandsquest.com or by calling 1-877-718-8941.  You can also obtain this form at www.sec.gov.  In reviewing this news release, it is necessary to recognize the differences between resources (which are reported as required under Canadian law) and reserves (which are not being reported).  U.S. Investors are cautioned that the discussion of resource estimates in this news release does not contain any information about deposits that would qualify as deposits of “reserves” under SEC Industry Guide 7.  Further, the terms “discovered resources” and “contingent resources" are Canadian terms defined in accordance with the standards set forth jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy and Petroleum (Petroleum Society) in the COGEH.  The COGEH standards differ from the terminology and standards set forth in SEC Industry Guide 7 and, as a consequence, the information contained in this news release may not be comparable to information provided by other similar companies in the United States.  Investors should not assume that any part of the deposits discussed in this news release that are categorized as discovered, undiscovered, contingent or prospective resources according to Canadian standards will ever be considered “reserves” under applicable U.S. standards.  The commercial viability of these resources are affected by numerous factors which are beyond the Company’s control and which cannot be predicted, such as the potential for further financing, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.  Investors are cautioned not to assume that all or any part of a resource, whether discovered or contingent, exists or (if it exists) is economically or legally extractable.

About Oilsands Quest
Oilsands Quest Inc. (www.oilsandsquest.com) is aggressively exploring one of Canada's largest holdings of contiguous oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first global-scale oil sands discovery.  It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:
Riyaz Mulji
Manager, Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941